UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2014

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code  310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                         Results of Operations and Financial Condition.

The information set forth in Item 4.02 below is incorporated herein by reference.

Item 4.02                         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On April 11, 2014, the Audit Committee of our Board of Directors concluded that the unaudited interim consolidated financial statements for the three and nine month periods ended September 30, 2013 contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (the “Third Quarter 2013 Quarterly Report”) should no longer be relied upon.

In connection with the preparation of our consolidated financial statements as of and for the fiscal year ended December 31, 2013, we identified errors that impacted our previously issued unaudited 2013 interim consolidated financial statements for the quarterly period ended September 30, 2013.

In September 2013, the Company issued an aggregate of 3,020,501 units in a private placement transaction for an aggregate purchase price of $7,551,253. Each unit consisted of one share of common stock and one common stock purchase warrant. The aggregate purchase price for the units was $6,435,055 after transaction costs. When preparing our consolidated financial statements as of and for the period ending September 30, 2013 the Company determined that the warrant should be classified as a liability-classified derivative.  However, we incorrectly allocated the value of the transaction between the shares of common stock and the warrants based on their relative value, instead of allocating value first to the warrants to the extent of their fair value, as is required by generally accepted accounting principles, and allocating the residual to the common shares. In addition, the costs of the transaction were incorrectly allocated entirely to the common shares instead of being allocated between the common shares and liability-classified warrants. As a result, we will amend our Third Quarter 2013 Quarterly Report to correctly account for the above matter, which resulted in Derivative Liabilities increasing by $4.1 million and Additional Paid-in Capital decreasing by $3.3 million as of September 30, 2013, and Transaction Costs increasing by $1.0 million and other income related to the Change in Fair Value of Derivative Liabilities increasing by $0.2 million for the three and nine months ended September 30, 2013. These errors did not affect periods prior to the quarter ended September 30, 2013.

In addition, we have determined that our consolidated financial statements for the year ended December 31, 2012 and the nine months ended September 30, 2013 incorrectly recognized share-based compensation expense prior to the grant date for stock options awarded to certain employees and consultants.  The Board of Directors of the Company approved the issuance of 340,000 options for certain employees and consultants in April 2012 and the Company recognized share-based compensation relating to these grants in the amount of $0.3 million for both 2012 and the nine months ended September 30, 2013. However, communication of the grants and their terms was not made to the employees and consultants until the first quarter of 2014.  Therefore, we did not meet the grant date notification requirements, and should not have recognized the related share-based compensation expense in such periods.  This correction resulted in a $0.3 million reduction in share-based compensation expense in the nine months ended September 30, 2013 as previously reported.

The Company has also determined that the consolidated financial statements for the nine months ended September 30, 2013 did not recognize a tax benefit on the unrealized gain on marketable securities in other comprehensive income. To adjust for this error we will record a tax benefit and reduce other comprehensive income by $0.3 million for the quarter ended March 31, 2013, $0.1 million for the quarter ended June 30, 2013 and $0.1 million for the quarter ended September 30, 2013.

In May 2013, the Company issued a total of 470,000 shares of common stock to Dr. Niihara, our CEO, in exchange for the termination of a total of $1.6 million in outstanding principal amount on promissory notes held by Dr. Niihara and accrued interest thereon. The remaining unamortized loan discount of $0.2 million was originally recorded as interest expense.   This amount will be adjusted to treat this as a debt extinguishment loss between related entities and record it as a capital transaction.

On June 27, 2013, the Superior Court of the State of Delaware issued an order implementing a partial summary judgment in favor of the Company in its litigation against AFH Advisory, Griffin Ventures, Ltd. (“Griffin”), The Amir & Kathy Heshmatpour Family Foundation (the “Foundation”) and Amir Heshmatpour. The order, among other things, (i) stated that a letter of intent previously entered into between the Company and AFH Advisory (the “Letter of Intent”) was properly terminated as of July 19, 2012 by the Company, and (ii) ordered the transfer agent for the Company to effect the cancellation of 2,504,249 shares of the Company’s common stock held by AFH Advisory, Griffin and the Foundation. The cancellation of such shares was effected by the Company’s transfer agent on June 28, 2013.  The Company’s cause of action for fraud, which was not part of the summary judgment, has not yet been litigated or settled. The cancellation of such shares is subject to appeal until 30 days after the completion of trial court proceedings. While the partial summary judgment in favor of the Company in this litigation noted above led to the cancellation of 2,504,249 shares of the Company’s common stock by the transfer agent on June 28, 2013, the Company plans to make an adjustment to present these shares in its financial statements as outstanding, and plans to restore $0.4 million to the balance sheet as due to related parties until the right of appeal has lapsed and all contingencies have been resolved.

We have filed with the Securities and Exchange Commission a Notice of Late Filing on Form 12b-25 with respect to our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).  We are working toward filing the 2013 Form 10-K as soon as possible.  We plan to restate the unaudited interim consolidated financial statements for the three and nine month periods ended September 30, 2013 and intend to file an amendment to our Third Quarter 2013 Quarterly Report to reflect such restatements.

Based on our review to date, we anticipate that the restatement will result in the following adjustments to our unaudited interim consolidated financial statements for the three and nine months ended September 30, 2013:

•                  An increase in transaction costs and total operating expenses and a decrease in stock compensation expense for the three and nine month periods ended September 30, 2013, resulting in operating expenses of approximately $4.1 million and $10.4 million, respectively, for such periods;

•                  The increase in operating expenses is partially offset by an increase in the change in fair value of derivative liabilities and recognition of a tax benefit, all combining to an increase in our net loss and a restatement of our previously reported net loss for the three and nine month periods ended September 30, 2013, resulting in net loss of approximately $4.3 million and $11.0 million, respectively, for such periods;

•                  A restatement of the Company’s previously reported net loss per common share for the three month and nine month periods ended September 30, 2013, resulting in net loss per common share of $0.16 and $0.43, respectively, for such periods; and

•                  An increase in the previously reported derivative liability on our consolidated balance sheet, resulting in derivative liability of approximately $6.6 million as of September 30, 2013.

These accounting errors, as well as other errors we have identified, also affect the consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the periods ended June 30, 2012, September 30, 2012, March 31, 2013 and June 30, 2013 and our Annual Report on the Form 10-K for the year ended December 31, 2012.  However, these adjustments have been deemed to be not material to those financial statements, and will be corrected in our future SEC filings.

There can be no assurance that we or our independent auditors will not find additional accounting errors requiring, as appropriate, further adjustments in these or earlier periods. In reaching the conclusion to restate our financial results, our management discussed the matters described in this Current Report on Form 8-K with EFP Rotenberg LLP, which served as our independent auditors at the time of the filing of the Third Quarter 2013 Quarterly Report, and the Audit Committee of our Board of Directors has discussed these matters with KPMG LLP, which is currently our independent auditor.

In addition, we have determined that we have a material weakness in internal controls over financial reporting relating to the adequacy of resources and controls relating to the Company not having an adequate level of resources with the appropriate level of training and experience in regards to the application of generally accepted accounting principles for certain complex transactions. In addition, the Company did not maintain effective controls over the completeness and accuracy of financial reporting for complex or significant unusual transactions. We are completing our evaluation of our disclosure controls and procedures as of December 31, 2013, and will provide our management’s final evaluation of disclosure controls and procedures and assessment of internal control over financial reporting in our 2013 Form 10-K.

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Company’s Current Report on Form 8-K filed December 31, 2013, on December 24, 2013, Maurice J. DeWald informed the Company that he intended to resign from the Company’s board of directors on or before March 31, 2014. At the request of the Board of Directors, Mr. DeWald has agreed to remain on the Company’s board until at least April 30, 2014.

Additionally, on April 14, 2014, Willis Lee informed the Company that he intends to resign from the Board of Directors on or before April 30, 2014. Mr. Lee will continue to serve as our Chief Operating Officer.

This Current Report on Form 8-K contains forward-looking statements based on current expectations.  Those forward-looking statements include all statements other than those made solely with respect to historical fact.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  Factors that could affect our forward-looking statements include, among other things: the further review of our 2012 Consolidated Financial Statements and 2013 Interim Consolidated Financial Statements, the audit of our December 31, 2013 fiscal year financial statements and re-audit of our 2012 fiscal year financial statements and our ability to manage our operations during and after the restatement process. We do not undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: April 15, 2014

	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer